SECURITIES PURCHASE AGREEMENT


            THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between STARBASE CORPORATION, a Delaware corporation, with headquarters located at 18872 MacArthur Boulevard, Suite 300, Irvine, California 92612 ("Company"), and the undersigned (the "Buyer").

                              W I T N E S S E T H:

            WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, INTER ALIA, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

            WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, Series E Preferred Stock (the "Preferred Stock"), of the Company which will be convertible into shares of Common Stock, $.01 par value per share of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Preferred Stock (the Common Stock and the Preferred Stock sometimes referred to herein as the "Securities"), and subject to acceptance of this Agreement by the Company;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    AGREEMENT TO PURCHASE; PURCHASE PRICE.

      a. PURCHASE. The undersigned hereby agrees to initially purchase from the Company shares of Preferred Stock, in the amount set forth on the signature page of this Agreement, out of a total offering of $3,750,000 of such Preferred Stock, and having the terms and conditions set forth in the certificate of designation of Series E Preferred Stock to the Certificate of Incorporation of the Company attached hereto as ANNEX I (the "Certificate of Designation"). The purchase price for the Preferred Stock shall be as set forth on the signature page hereto and shall be payable in United States Dollars.

      b. FORM OF PAYMENT. The Buyer shall pay the purchase price for the Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Escrow Agreement attached hereto as ANNEX II (the "Escrow Agreement") as set forth below. Promptly following payment by the Buyer to the Escrow Agent of the purchase price of the Preferred Stock, the Company shall deliver certificate(s) representing the Preferred Stock duly executed on behalf of the Company to the Escrow Agent. By signing this Agreement, the Buyer and the Company, and subject to acceptance by the Escrow Agent, each agrees to all of the terms and conditions of, and becomes a party to, the Escrow Agreement, all of the provisions of which are incorporated herein by this reference as if set forth in full.

      c. METHOD OF PAYMENT. Payment into escrow of the purchase price for the Preferred Stock shall be made by wire transfer of funds to:

                    CITIBANK N.A.
                    153 East 53rd Street
                    New York, New York  10043
                    Account Name:     Parker Chapin Flattau & Klimpl, LLP
                                      Attorney Trust Account
                    Account No.:  37432544
                    Citibank ABA No.:  021000089

Not later than 1:00 p.m., New York time, on the date the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the aggregate purchase price for the Preferred Stock, in currently available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment, shall allow the Company to cancel this Agreement.

2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

            The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

      a. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement, the Buyer is purchasing the Preferred Stock and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof;

      b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), and (ii) experienced in making investments of the kind described in this Agreement and the related documents,
            (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities;

      c. All subsequent offers and sales of the Preferred Stock and the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Shares" or "Common Stock") by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration;

      d. The Buyer understands that the Preferred Stock are being offered and sold, and the Shares are being offered, to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Stock and to receive an offer of the Shares;

      e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including ANNEX V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K for the fiscal year ended March 31, 1997, (2) Quarterly Report on Form 10-Q for the fiscal quarters ended September 30, 1997, June 30, 1997, December 31, 1996 and September 30, 1996, (3) Forms 8-K dated January 27, 1997, September 9, 1996 and August 16, 1996, and (4) Form S-3/A dated [October __, 1997] (the "Company's SEC Documents").

      f. The Buyer understands that its investment in the Securities involves a high degree of risk;

      g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities;

      h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally;

      i. Neither the Buyer, nor any affiliate of the Buyer, has any present intention of entering into, any put option, short position, or other similar position with respect to the Preferred Stock or the Shares.

      j. Notwithstanding the provisions hereof or of the Preferred Stock, in no event (except with respect to an automatic conversion of the Preferred Stock as provided in the Certificate of Designation) shall the holder be entitled to convert any shares of Preferred Stock to the extent after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Buyer and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Buyer and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such proviso.

3.    COMPANY REPRESENTATIONS, ETC.


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




            The Company represents and warrants to the Buyer that:

      a. CONCERNING THE SHARES. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Common Stock.

      b. REPORTING COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and traded on the Nasdaq SmallCap Market. Except as set forth in ANNEX V hereto, the Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing.

      c.    AUTHORIZED  SHARES.  The  Company  has  sufficient   authorized  and
            unissued Shares as may be reasonably necessary to effect the conversion of the Preferred Stock. The Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Preferred Stock, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

      d. SECURITIES PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as Annex IV (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and the Preferred Stock will be duly and validly authorized and, when executed and delivered on behalf of the Company in accordance with this Agreement, will be a valid and binding obligation of the Company in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

      e. NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or (iv) to its knowledge, order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein. .

      f. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the Stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

      g. SEC FILINGS. None of the SEC Filings with the Securities and Exchange Commission since the filing of the 10-K on June 30, 1997 contained, at the time they were filed, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. Except as set forth on Annex V hereto, the Company has since [January 1, 1997] timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission.

      h. ABSENCE OF CERTAIN CHANGES. Since [January 1, 1997], there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Company, except as disclosed in Annex V or in the documents referred to in Section 2(e) hereof.

      i. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally) or as disclosed in the documents referred to in Section 2(e), that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

      j. ABSENCE OF LITIGATION. Except as set forth in ANNEX V hereto, and in the documents referred to in Section 2(e), which the Buyer has reviewed, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business or financial condition of the Company or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents.

      k. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in ANNEX V hereto and Section 3(e), no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

      l. PRIOR ISSUES. Except as set forth in Annex V, during the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities. The presently outstanding unconverted principal amount of each such issuance as at [June 30, 1997] are set forth in ANNEX V.

4.    CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

      a. TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) the Preferred Stock have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

      b. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the Preferred Stock, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold pursuant to an effective registration statement ("Registration Statement"), the Shares issued to the
            Holder upon conversion of the Preferred Stock shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Stock and such Shares):

            THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

      c. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement, in substantially the form attached hereto as ANNEX IV, on or before the Closing Date.

      d. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock to the Buyer under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

      e. REPORTING STATUS. So long as the Buyer beneficially owns any of the Preferred Stock, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

      f. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees and finder's fees in connection with the sale of the Preferred Stock) for internal working capital purposes, and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership enterprise or other person.

      g. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield the number of shares of Common Stock issuable at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Preferred Stock.

      h. WARRANTS. The Company agrees to issue to Buyer within thirty (30) days after the Closing Date, non-transferable warrants (the "Warrants") for one-half share of Common Stock for each $1.25 amount of Preferred Stock. Such Warrants shall bear an exercise price per share of Common Stock equal to $1.80 per share through the one-year anniversary of the Closing Date and $2.00 per share through the second anniversary of the Closing Date, and shall expire after the second anniversary of the Closing Date, in the form annexed hereto as ANNEX VI, together with registration rights granted pursuant to the Registration Rights Agreement.

5.    TRANSFER AGENT INSTRUCTIONS.

      a. Promptly following the delivery by the Buyer of the aggregate purchase price for the Preferred Stock in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of
            Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

      b. The Company will permit the Buyer to exercise its right to convert the Preferred Stock by

260107-1
            telecopying an executed and completed Notice of Conversion to the Company and delivering within three business days thereafter, the original Notice of Conversion and the Preferred Stock representing the Shares to the Company by express courier, with a copy to the transfer agent. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will transmit the certificates representing the Shares issuable upon conversion of any shares of Preferred Stock (together with the certificates representing the Preferred Stock not so converted) to the Buyer via express courier, by electronic transfer or otherwise, within three business days after receipt by the Company of the original Notice of Conversion and the certificate representing the Preferred Stock to be converted (the "Delivery Date").

6.    DELIVERY INSTRUCTIONS.

            The Preferred Stock shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof, or a delivery against payment basis on the Closing Date.

7.    CLOSING DATE.

            The date and time of the issuance and sale of the Preferred Stock (the "Closing Date") shall occur no later than 1:00 P.M., New York time on the date of the fulfillment or waiver of all closing conditions pursuant to Sections 8 and 9, or such other mutually agreed to time. The closing shall occur on such date at the offices of the Escrow Agent. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the funds representing the Purchase Price for the Preferred Stock, and the Preferred Stock only upon satisfaction of the conditions set forth in Section 8 hereof.

8.    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

            The Buyer understands that the Company's obligation to sell the Preferred Stock on the Closing Date to the Buyer pursuant to this Agreement is conditioned upon:

      a. The receipt and acceptance by the Company of such Agreement as evidenced by execution of this Agreement by the Company for at least ($ ) Dollars in liquidation value of the Preferred Stock (or such lesser amount as the Company, in its sole discretion, shall determine);

      b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the purchase price for the Preferred Stock in accordance with Section 1(c) hereof;

      c. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date and the performance by the Buyer on or before the Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Closing Date;

      d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

9.    CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

            The Company understands that the Buyer's obligation to purchase the Preferred Stock on the Closing Date is conditioned upon:

      a. Acceptance by Buyer of an Agreement for the sale of Preferred Stock, as indicated by execution of this Agreement;

      b. Delivery by the Company to the Escrow Agent of the Preferred Stock in accordance with this Agreement;

      c. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date; and

      d. On the Closing Date, the Buyer having received [an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in Annex III attached hereto, and] the Registration Rights Agreement annexed hereto as Annex IV.

10.   GOVERNING LAW: MISCELLANEOUS.

            This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

11. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given, (i) on the date delivered, (a) by personal delivery, or (b) if advance copy is given by fax, (ii) seven business days after deposit in the United States Postal Service by regular or certified mail, or (iii) three business days mailing by international express courier, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:         STARBASE CORPORATION
                 18872 MacArthur Boulevard, Suite 300
                 Irvine, California 92612
                 Attention:  President
                 Telecopier No.:  (714) 442-4404

                 with a copy to:
                 Parker Chapin Flattau & Klimpl, LLP
                 1211 Avenue of the Americas
                 New York, New York 10036
                 Attention: Martin Eric Weisberg, Esq.
                 Telecopier No.:  (212) 704-6288

PURCHASER:       At the address set forth on the signature page of this
                 Agreement.

ESCROW AGENT:    Parker Chapin Flattau & Klimpl, LLP
                 1211 Avenue of the America
                 New York, New York 10036
                 Telecopier No. (212) 704-6288

12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Company's representations and warranties shall survive the execution and delivery hereof of this Agreement and the delivery of the Preferred Stock.

            IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of the date set forth below.

AGGREGATE NUMBER OF SHARES OF
      PREFERRED STOCK TO BE PURCHASED:

PURCHASE PRICE OF SUCH PREFERRED STOCK:                       $

                             SIGNATURES FOR ENTITIES

           IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this day of , 1998.

___________________________________________________________________________
Address                                    Printed Name of Subscriber

_______________________________        By: ________________________________
Telecopier No. ________________            (Signature of Authorized Person)
                                           ________________________________
                                               Printed Name and Title
_______________________________
Jurisdiction of Incorporation
or Organization

            This Agreement has been accepted as of the date set forth below.

STARBASE CORPORATION

By:____________________________

Title:_________________________
Date:__________________________
                                      II-19

           ANNEX I                        CERTIFICATE OF DESIGNATION

           ANNEX II                       ESCROW AGREEMENT

           ANNEX III                      OPINION OF COUNSEL

           ANNEX IV                       REGISTRATION RIGHTS AGREEMENT

           ANNEX V                        COMPANY DISCLOSURE MATERIALS

           ANNEX VI                       FORM OF WARRANT

                                     ANNEX V

                               COMPANY DISCLOSURE
                               ------------------



3.b Reporting Company Status - The Company has received notice that it has until January 9, 1998 to comply with certain NASD maintenance requirements. As of January 8, 1998, the Company has complied with the compliance request.

3.g        SEC Filings - None

3.h        Absence of Certain Changes - None

3.j        Absence of Litigation - None

3.k        Absence of Events of Default - None

3l         Prior Issues
           August 1997 - $1.5M of 6% Convertible Debentures
           September 1997 - $1.6 M of 6% Convertible Debentures
            January 1998 - $1.5 M of 0% Convertible  Preferred  Stock (Series D)
           Outstanding   Convertible  Debentures  as  of  January  8,  1997  are
           $670,000.






                                      II-21